Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    ____          Preliminary Proxy Statement
    ____          Confidential, for Use of the Commission Only  (as permitted by
    ____          Rule 14a-6(e)(2))
    _X__          Definitive Proxy Statement
    _X__          Definitive Additional Materials
    ____          Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             WILLIAMS CONTROLS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate Box:)

  __X__  No fee required
  _____  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

     (1)    Title of each class of securities to which transaction applies:  N/A
     (2)    Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
            determined):   N/A
     (4)    Proposed maximum aggregate value of transaction:  N/A
     (5)    Total fee paid:  N/A

     [ ]   Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)    Amount Previously Paid:  N/A
           (2)    Form, Schedule or Registration Statement No.:  N/A
           (3)    Filing Party:  N/A
           (4)    Date Filed: N/A

                             Williams Controls, Inc.

                    Notice of Annual Meeting of Stockholders
                         to be held on February 28, 1997



The Annual Meeting of Stockholders of Williams Controls, Inc. (the "Company") will be held at the Best Western Executive Suites located at 31525 West Twelve Mile Road, Farmington Hills, Michigan on Friday, February 28, 1997 at 10:00 a.m. Eastern Standard Time, for the following purposes:


       1. To elect one Class II director for a three year term expiring in 2000.

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.


Stockholders holding shares of Common Stock of record at the close of business on January 24, 1997, will be entitled to receive notice of and vote at the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

By Order of the Board of Directors,
Dale J. Nelson
Secretary


January 27, 1997
Portland, Oregon

                                 Proxy Statement
                     for 1997 Annual Meeting of Stockholders

                               General Information

This Proxy Statement is furnished to stockholders of Williams Controls, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, February 28, 1997 at the Best Western Executive Suites located at 31525 West Twelve Mile Road, Farmington Hills, Michigan at 10:00 a.m., Eastern Standard Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card (collectively, the "Proxy Materials") will be first sent to stockholders on or about January 31, 1997.

As of the close of business on January 24, 1997, the record date for entitlement to notice of and vote at the Annual Meeting, the Company had outstanding
17,739,787 shares of common stock, $.01 par value per share (the "Common Stock"). The presence, in person or by proxy, of holders of one-third of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders. As to any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, those shares will not be counted as voting on the particular matter.

A stockholder who gives his proxy may revoke it at any time before it is voted by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with said Secretary or by attending the Meeting and voting in person. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

                       Proposal 1 - Election of Directors


The Company's Certificate of Incorporation provides for three classes of directors with staggered terms of office. Nominees of each class serve for terms of three years and until the election and qualification of their successors or until their resignation, death, disqualification or removal from office.

The Board of Directors consists of four members, including two Class I directors whose terms expire in 1998, one Class II director whose term expires in 1997 and one Class III director whose term expires in 1999. At the Meeting, one Class II director will be elected to serve a three-year term expiring in 2000. The nominee for Class II director is Timothy S. Itin who presently serves on the Board of Directors of the Company.

Directors are elected by a plurality of the votes cast. Unless you withhold authority to vote for a nominee, your proxy will be voted for the election of Mr. Itin.

If Mr. Itin becomes unavailable to serve as a director, discretionary authority may be exercised by the proxy holders named in the accompanying proxy card to vote for a substitute nominee proposed by the Board of Directors. Neither management nor the Board of Directors knows of any reason why Mr. Itin would be unavailable to serve on the Board of Directors.

                                                                     First Year
                                  Position and                         Elected
Name               Age        Offices with Company                    Director
----               ---        --------------------                    --------


NOMINEE:

Class II
Term Expires 1997

Timothy S. Itin      38                 Director                         1994

                                                                      First Year
                                     Position and                       Elected
Name                  Age         Offices with Company                 Director
----                  ---         --------------------                 --------

CONTINUING DIRECTORS:
Class I
Term Expires 1998

Thomas W. Itin             62              President, Chairman of          1988
                                           the Board, Chief Executive
                                           Officer and Treasurer

H. Samuel Greenawalt       67              Director                        1994

Class III
Terms Expire 1999

R. William Caldwell        79              Director                        1994

Timothy S. Itin has served as a director of the Company and a member of the Audit and Compensation Committees of the Board of Directors since March 1994. Since January 1996 Mr. Itin has been a General Partner in the investment banking firm Volpe, Welty & Company located in San Francisco, California. From 1991 through 1995, Mr. Itin was a managing director of Jensen Securities, a Pacific Northwest institutional brokerage firm located in Portland, Oregon, and he served on Jensen's management committee. From 1989 to 1991, he was employed by Laurel Management Partners, a money management affiliate of Montgomery
Securities. From 1983 to 1989, Mr. Itin was a limited partner of Montgomery Securities and worked in the field of investment banking, institutional trading and full service brokerage in San Francisco. Mr. Itin is a candidate for Chartered Financial Analyst (CFA). Mr.
Itin received a B.A. degree in economics from Dartmouth College.

Thomas W. Itin has been Chairman of the Board and Chief Executive Officer of the Company since March 1989 and a Director since inception of the Company in November 1988. In addition, Mr. Itin was elected President and Treasurer of the Company in June 1993. Mr. Itin has been Chairman, President and owner of TWI International, Inc. ("TWI") since he founded that entity in 1967. TWI acts as consultant for mergers, acquisitions, financial structuring, new ventures and asset management. Mr. Itin also is the owner and principal officer of Acrodyne Corporation. In addition, Mr. Itin is Chairman of the Board and President of LBO Capital Corp. and Ajay Sports, Inc., both of which are publicly-held corporations. Mr. Itin was co-founder of RDM Sports Group, Inc. (previously known as Roadmaster Industries, Inc.) in 1987 and served as a director thereof from October 1987 until June 1993. From December 1987 until October 1993, Mr. Itin was an officer and director of CompuSonics Video Corporation From 1957 to 1962 Mr. Itin was employed by Mobil Oil Corporation in New York and overseas. Mr. Itin received a B.S. degree from Cornell University and was awarded a Masters of Business Administration degree from New York University.

H. Samuel Greenawalt has served as a director of the Company and a member of the Audit Committee of the Board of Directors since March 1994. From 1987 until his retirement in June 1994, Mr. Greenawalt served as Senior Vice President, Business Development, for Michigan National Bank in Detroit, Michigan. Mr. Greenawalt continues to provide consulting services to Michigan National Bank. From 1958 to 1987, Mr. Greenawalt served in various commercial lending capacities at Michigan National Corporation. From 1954 to 1958, he was with the investment firm of McNaughton-Greenawalt Company. Since June 1993, Mr.
Greenawalt has served as a director of Enercorp, Inc., a publicly traded business development company which owns approximately 10.6% of the common stock of the Company. Mr. Greenawalt received a bachelor of science degree from the Wharton School of the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School.

R. William Caldwell has been a director of the Company and a member of the Audit and Compensation Committees of the Board of Directors since March 1994. Mr. Caldwell has been retired since 1975. He presently serves as a director of the Michigan State University Foundation, a director and secretary/treasurer of Neogen Corporation of East Lansing, Michigan, a limited partner of Doan Associates of Midland, president and a director of Dow Consultants and a director of the Chemical Bank and Trust Company of Midland. From 1963 until 1967 Mr. Caldwell served in a variety of positions with Dow Corning Corporation, a multibillion dollar worldwide chemical company, including director of Toray Silicone Company, Ltd, Tokyo, Japan, Societe Industrgrielle des Silicones, Paris, France, and Midland Silicones, London, United Kingdom; chairman of Molykote, GmbH, Munich, Germany and Arnet Industries, Ltd., Canada; president and chairman of Dow Corning Silicones. Ltd., Canada; chairman of Dow Corning International, Ltd.; and corporate vice president of Dow Corning Corporation, Midland, Michigan. From 1967 to 1968 he served as the assistant general manager, Pharmaceutical, Agricultural and Consumer Product Department, Dow Chemical, in Midland, Texas. From 1968 to 1974 he served as director of Dow Chemical, SpA, Milan, Italy, president and director A.P.E.S.A., Luxembourg, president and director of Worldwide Operations, Gruppo Lepetit, SA, Italy. From 1974 until his retirement in 1975 he served as executive vice president of Dow Lepetit, Ltd., Milan, Italy and Midland, Texas. Mr. Caldwell received a bachelor of science degree in Chemical engineering from Michigan State University and graduated from the Harvard School of Business Administration, Advance Management Program.

During the fiscal year ended September 30, 1996, the Board of Directors held a total of six meetings and acted by unanimous written consent three times. The Board of Directors maintains an Audit Committee and a Compensation Committee. There is no standing nominating or similar committee of the Board of Directors. The members of the Audit Committee are H. Samuel Greenawalt, R. William Caldwell and Timothy S. Itin. The Audit Committee primarily reviews internal accounting procedures and oversees the review and engagement of the Company's independent accountants. The Audit Committee met two times during the year. The members of the Compensation Committee are R. William Caldwell and Timothy S. Itin. The Compensation Committee primarily reviews and sets compensation paid to the Company's executive officers and directors and administers the Company's 1993 Stock Option Plan. The Compensation Committee met two times during the year. Each director attended more than 75% of the meetings of the Board of Directors and the Audit and Compensation Committees during the period which he served.

Timothy S. Itin is the son of Thomas W. Itin. There are no other family relationships between any director, executive officer or nominees for director of the Company.

Executive Officers of the Company

The following table sets forth, as of January 5, 1997, the names and ages of the Company's executive officers, including all positions and offices held by each such person. These officers serve at the pleasure of the Board of Directors.


Name                           Age                   Position
----                           ---                   --------

Thomas W. Itin                   62                   President, Chairman of
                                                      the Board, Chief Executive
                                                      Officer and Treasurer

Dale J. Nelson                   35                   Chief Financial Officer,
                                                      Controller and Secretary

For information regarding Mr. Itin see his biography above.

Dale J. Nelson has been Chief Financial Officer, Controller and Secretary of the Company since October 1991. From December 1990 to October 1991, Mr. Nelson served as Assistant Controller of the Company. From 1984 to 1989 Mr. Nelson was employed by KPMG Peat Marwick in the Portland, Oregon office as a senior accountant. Mr. Nelson received a B.S. degree from the University of Idaho and an MBA degree from Portland State University. Mr. Nelson is a member of the American Institute of Certified Public Accountants and the Oregon Society of Certified Public Accountants.

                             Executive Compensation

Summary Compensation Table

The table below sets forth the compensation received by the Chief Executive Officer of the Company for the past three fiscal years. No other executive officer of the Company received compensation in excess of $100,000 during the fiscal year ended September 30, 1996. The Company has no restricted stock award or long-term incentive plans.

                               Annual Compensation
                                                          Securities
                                           Other Annual  Underlying   All Other
     Name and              Salary   Bonus  Compensation   Options   Compensation
Principal Position  Year   ($)       ($)       ($)          (#)           ($)
------------------  ----  ------   -----    ------------  -----------     ------

Thomas W. Itin      1996  150,000     --        --           --              --
Chief Executive     1995  150,000     --        --           --              --
  Officer           1994  150,000   100,000     --         150,000(1)        --
----------

(1) These options were issued to Acrodyne Corporation, a company owned by Mr. Itin.

Options/SAR Grants Table

During 1996, no options or stock appreciation rights were granted to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The table below summarizes year-end option values of the executive officer named in the Summary Compensation Table.

                                                                     Value of
                                             Number of Securities   Unexercised
                                                 Underlying        In-the-Money
                 Shares                       Unexercised Options  Options at
                Acquired      Value              at Year-end (#)   Year-end ($)
                                                ---------------   ------------
                on Exercise    Realized        Exercisable/        Exercisable/
Name                #           ($)             Unexercisable      Unexercisable
----           ----------      -------        ------------------   ------------

Thomas W. Itin     --             --            262,500(1)/37,500   351,500/-0-

(1) These options were issued to Acrodyne Corporation, a company owned by Mr. Itin.

Compensation of Directors

The non-employee directors of the Company are paid $500 for each Board of Directors Meeting attended and are reimbursed reasonable costs incurred to attend the meetings.

In February 1996, R. William Caldwell, H. Samuel Greenawalt and Timothy S. Itin, the non-employee directors of the Company, each received non-statutory stock options exercisable for ten years to purchase up to 10,000 shares of Common Stock for $3.66 per share. These stock options were automatically granted under the 1995 Stock Option Plan for Non-Employee Directors at 100% of the fair market value of the Common Stock on the date of grant.

Employment Contracts and Termination of Employment and Change in Control Arrangements

In 1994, the Company entered into a five-year employment contract with Mr. Itin under which he serves as Chief Executive Officer at a minimum salary of $150,000 per year. Under this arrangement, the Company may terminate Mr. Itin's employment only for cause. There is no written agreement related to this employment arrangement.

Board Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers.

The Company's compensation philosophy is designed to achieve long-term growth in stockholder value. The Company's compensation policies are intended to attract, retain and motivate highly qualified executives who support a performance-oriented environment that rewards achievement based upon the Company's performance and the individual's contribution and performance.

There are three main components in the Company's executive compensation program: base salary, annual bonus incentive and long-term incentive.

Base Salary. The base salary of each executive officer of the Company is measured against the median base pay level for positions with comparable functional responsibilities at companies with sales that are comparable in size to the Company's sales. Executive salaries are reviewed but not necessarily increased annually. Salary adjustments may be made by the Committee to recognize individual contribution and performance or to reflect an increased scope of responsibilities.

Annual Incentive. Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

The Company has implemented an annual incentive bonus which provides executive officers and other key management employees the opportunity to earn annual incentive bonuses. As a pay-for-performance plan, the annual incentive bonus is intended to motivate and reward executive officers and other key employees by directly linking the amount of any cash bonus to two performance components: (1) corporate and/or operating unit financial performance (specific measurements are defined each year and threshold and payout levels are established to reflect the Company's objectives); (2) management's overall assessment of the executive officer/key employee performance. These criteria are reviewed and approved by the Committee. Under the guidelines adopted by the Committee, executive officers are eligible to receive up to 75% of their salary as an annual bonus, depending on actual earnings performance compared to target earnings goals.

Long-Term Incentive. The Company utilizes stock options as a long-term incentive to reward and retain employees. The Committee believes that these programs serve to link management and stockholder interest and to motivate executive officers to make long-term decisions that are in the best interest of the Company and the stockholders. The Committee also believes that executive officers and other key employees should have significant ownership of the Company stock. As a group, executive officers and directors own approximately 27% of the outstanding common stock. In particular, Mr. Itin, the Company's Chairman and Chief Executive Officer, owns approximately 26% of the outstanding shares.

The Committee believes that stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an equity owner in the business. Stock options are granted from time-to-time, generally on an annual basis, based upon recommendations from management and the Committee. In general, stock options vest over five years and employees must be employed by the Company in order to exercise the options. As the stock options are granted at the fair market value on the date of grant, the Company's stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

It is the opinion of the Committee that the aforementioned compensation program provides features which appropriately align the Company's executive compensation with corporate performance and the interest of its stockholders.

For the fiscal year ended September 30, 1996, the Company's Chief Executive Officer was paid only the base annual salary provided for under his employment agreement with the Company. None of the Company's executive officers or key employees received bonuses for 1996 based on the Company's actual earnings performance.

R. William Caldwell
Timothy S. Itin

Performance Graph

The graph below compares the percentage changes in the Company's cumulative stockholder return on its Common Stock for the five-year period ended September 30, 1996, with the cumulative total return of the NASDAQ Stock Market (US Companies) and a peer index of the NASDAQ Stocks - Motor Vehicles and Motor Vehicle Equipment companies.


Comparison of Five Year-Cumulative Total Returns
Performance Graph for Williams Controls, Inc.
Prepared by the Center for Research in Security Prices
Produced on 01/08/97 including data to 09/30/96



CRSP Total Returns Index      9/30     9/30     9/30    9/30      9/29     9/30
  for:                        1991     1992     1993    1994      1995     1996
                              ----     ----     ----    ----      ----     ----

Williams Controls, Inc.      100.0     89.2    485.7    894.7     957.3   787.3

NASDAQ Stock Market (US      100.0    112.1    146.8    148.0     204.4   242.6
 Companies)

NASDAQ Stocks (SIC 3710-     100.0    121.5    171.7    167.4     171.6   194.5
 3719 US Companies) Motor
 Vehicles and Motor Vehicle
 Equipment

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 09/30/91.

         Security Ownership of Certain Beneficial Owners and Management

The table below sets forth, as of January 23, 1997, the number of shares of Common Stock beneficially owned by each director and named executive officer of the Company individually, all executive officers and directors as a group and all beneficial owners of more than five percent of the Common Stock. The following stockholders have sole voting and investment power with respect to their holdings unless otherwise noted.

                                             Amount
Name and address                          beneficially              Percent
of beneficial owner                          owned                  of class*

Thomas W. Itin (1)(2)(3)                    4,682,100                 26.0
7001 Orchard Lake Rd., Ste. 424
West Bloomfield, MI  48322-3608

Enercorp, Inc. (4)                          1,903,750                 10.6
7001 Orchard Lake Rd., Ste. 426
West Bloomfield, MI  48322-3608

Acrodyne Corporation (5)                    1,200,000                  6.7
7001 Orchard Lake Rd., Ste. 424
West Bloomfield, MI  48322-3608

R. William Caldwell (6)                        20,000                  **
515 McDonald Street
Midland, MI   48640

H. Samuel Greenawalt (3)(6)                   220,500                  1.2
7001 Orchard Lake Rd., Ste. 424
West Bloomfield, MI  48322-3608

Timothy S. Itin (6)                            30,000                   **
1 Maritime Plaza, 11th Floor
San Francisco, CA  94111

ll executive officers (7)                   4,977,050                 27.5
and directors as a group
(five persons)
----------

*        Based upon 17,739,787 shares outstanding.
**       Less than one percent.

     (1) Includes 112,500 shares of Common Stock issuable upon exercise of presently exercisable stock options held by Mr. Itin. Also includes 1,524,000 shares of Common Stock and 150,000 shares issuable upon the exercise of stock options beneficially owned by family members and affiliates of Mr. Itin, including ownership of Acrodyne Corporation and/or its affiliates which also is reported separately in this table. Acrodyne Corporation is owned by TWI and TWI is owned by a Michigan co-partnership of which Mr. Itin is the sole equity owner. Also includes 390,600 shares owned by certain trusts for which Mr. Itin's spouse serves as trustee. Neither Mr. or Mrs. Itin are beneficiaries of these trusts, and they disclaim beneficial ownership of the 390,600 shares owned by the trusts.

     (2)  Includes  425,000  shares  of  Common  Stock  owned  by the  Company's
          Employee Stock Ownership Plan Trust (the "ESOP"), of which Mr. Itin and one other executive officer not named in this table are the trustees. As the trustees, these officers share voting and dispositive power over the securities owned by the ESOP. Both trustees disclaim beneficial ownership of these shares.

     (3)  Does  not  include  the  ownership  by  Enercorp,   Inc.  as  reported
          separately in this table. Mr. Itin owns approximately 18.5% of the outstanding voting securities of Enercorp, Inc.

     (4) Includes 243,750 shares issuable upon exercise of stock options which are exercisable within 60 days of the date of this table.

     (5) See note (1) above regarding the ownership of Acrodyne Corporation. Mr. Itin may be deemed to be a beneficial owner of the shares of Common Stock owned by Acrodyne Corporation and its affiliates; and, therefore, these shares are included in the ownership reported for Mr. Itin in this table.

     (6) Includes 20,000 shares issuable upon exercise of stock options which are exercisable within 60 days of the date of this table.

     (7) Includes 9,450 shares which had been allocated at December 31, 1996 to participant accounts under the Company's 401(k) and employee stock ownership plans to one executive officer not named in this table and 15,000 shares underlying currently exercisable stock options owned by that officer.

                      Compliance with Section 16(a) of the
                         Securities Exchange Act of 1934


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by the SEC regulation to furnish the Company with copies of Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations of the reporting persons, the Company has determined that all required reports were timely filed during the year, except one report related to two transactions which was filed late by Enercorp, Inc.

                 Certain Relationships and Related Transactions

Enercorp, Inc. is a publicly-held business development company which beneficially owns approximately 10.6% of the Company's Common Stock. Enercorp provides management consulting services to the Company on an as-needed basis for which the Company reimburses Enercorp's reasonable costs related thereto. In September 1996 the Company approved fees to Enercorp paid through the issuance of 50,000 shares of Common Stock and granted an option exercisable for five years to purchase up to 50,000 shares of Common Stock for $2.63 per share, representing the market price of the Common Stock on the date of grant. These securities were issued as compensation for management consulting services provided to the Company in connection with acquisitions completed during 1996. Thomas W. Itin, Chairman of the Board and Chief Executive Officer of the Company, owns approximately 18.5% of the common stock of Enercorp.

During 1994 the Company provided a $7,000,000 revolving loan facility to Ajay Sports, Inc. ("Ajay") for Ajay's operating subsidiary. Ajay manufactures and distributes golf and billiard accessories primarily to retailers throughout the United States. The loan to Ajay was recorded as a note receivable, affiliate in the Consolidated Balance Sheets. In July 1995 Ajay obtained an $8,500,000 credit facility from a bank which was used to pay off the revolving loan provided by the Company. In October 1995 Ajay increased its bank line from $8,500,000 to $13,500,000. The Company has guaranteed this loan up to $13,500,000 and is charging Ajay a fee of 1/2 of 1% per annum of the outstanding loan amount for providing this guaranty. At December 31, 1996, Ajay had outstanding approximately $11,000,000 under its bank line. The Chairman and President of the Company is also Chairman and President of Ajay, and has guaranteed Ajay's obligation to the Company under the loan guaranty.

In exchange for the Company providing interim financing in 1994, the Company received options to purchase up to 15,228,520 shares of Ajay common stock (which would represent approximately 45% of Ajay's then outstanding common stock) and received manufacturing rights in certain Ajay facilities through 2002 under a joint venture agreement. In October 1994, the Company exercised options at $.34 per share to purchase 4,117,647 shares of Ajay common stock. At September 30, 1996 the Company has vested options to acquire 11,110,873 shares of Ajay common stock at prices ranging from $.34 to $.50 per share.

                         Independent Public Accountants

The Company's financial statements for the fiscal year ended September 30, 1996 were audited by Horwath Gelfond Hochstadt Pangburn & Co. ("Gelfond Hochstadt"). Representatives of Gelfond Hochstadt are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

                              Stockholder Proposals

All proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received at the Company's corporate offices at 14100 SW 72nd Avenue, Portland, Oregon 97224, Attention: Corporate Secretary, on or before September 20, 1997, in order to be considered for inclusion in the proxy statement for the 1998 meeting.

                                 Other Business

Management does not know of any other business to be brought before the Meeting. If any such matters are brought before the Meeting, the proxies named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

                                  Annual Report

The Company's 1996 Annual Report and its Annual Report on Form 10-K for the fiscal year ended September 30, 1996 are being sent to all stockholders with this Proxy Statement but are not incorporated herein by reference and are not to be considered a part of the Proxy Materials.

By Order of the Board of Directors,

Dale J. Nelson
Secretary

                                      PROXY

                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                FEBRUARY 28, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned stockholder of WILLIAMS CONTROLS, INC. (the "Company") hereby constitutes and appoints Thomas W. Itin and Dale J. Nelson as proxies, each with the power to appoint his substitute, to appear, attend and vote all of the shares of the Common Stock of the Company standing in the name of the undersigned at the 1997 Annual Meeting of Stockholders of WILLIAMS CONTROLS, INC. to be held at the Best Western Executive Suites, 31525 W. Twelve Mile Road, Farmington Hills, Michigan, on February 28, 1997, at 10:00am (EST), and at any postponements or adjournments thereof, upon the following matters:

  1.   ELECTION OF     _____  Timothy S. Itin, for a   _____ WITHHOLD AUTHORITY
       ONE CLASS II           three (3) year term            to  vote  for  the
        DIRECTOR              expiring in 2000               nominee

  2.   To transact such other business as may properly come before the meeting.

The proxy, when properly signed and delivered, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of director. This proxy will be voted in accordance with the discretion of the proxies on any other business.

         Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

                              Date: _____________________________________, 1997


                                    ____________________________________________
                                                                       Signature


Address if different from that on label:

                                   _____________________________________________
                                                                  Street Address

                                   _____________________________________________
                                                        City, State and Zip Code

                                   _____________________________________________
                                                                Number of Shares


Please check if you intend to be present at the meeting ______